PARKER & CO.
CHARTERED ACCOUNTANTS
200-2560 Simpson Road
Richmond, B.C., V6X 2P9
Telephone: 604-276-9920
Facsimile: 604-276-2415



May 20, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the statements made under Item 4 of Form 8-K of The World Golf League, Inc. formerly Novus Laboratories, Inc.


/s/ Parker & Co., Chartered Accountants, Independent Public Accountants
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Parker & Co., Chartered Accountants, Independent Public Accountants



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